EXHIBIT 10.1

SECOND AMENDMENT
TO GROUND LEASE AGREEMENT

     THIS AMENDMENT made as of the 5th day of January, 2007, between RENSSELAER POLYTECHNIC INSTITUTE, a New York Educational Corporation with an office at 100 Jordan Road, Troy, NY 12180 ("Landlord"), and MAPINFO REALTY LLC, a New York limited liability company having its corporate office at 1 Global View, Troy, NY 12180 ("Tenant") (collectively the "Parties")

R E C I T A L S

  Landlord and MapInfo Corporation have entered into a certain Ground Lease Agreement dated January 31, 2001 and amendment thereto dated November 20, 2001("Ground Lease") covering Lot 21B Global View in the Rensselaer Polytechnic Park, North Greenbush, New York, a memorandum of which is recorded in the Rensselaer County Clerk's Office on August 17, 2001 in Roll 274 Frame 1576.
  MapInfo Corporation has assigned its interest in the Lease to Tenant pursuant to a certain Assignment and Assumption of Lease Agreement dated December 21, 2001 and recorded in the Rensselaer County Clerk's Office on January 7, 2002.
  Except as otherwise set forth in this Amendment the defined terms as set forth in the Ground Lease are incorporated herein.
  Simultaneous with the execution of this Amendment, Tenant will have purchased from Landlord the Existing Building on the land known as Lot 21A Global View in the Rensselaer Polytechnic Institute Technology Park, North Greenbush, New York ("Land") and the Parties hereto desire to incorporate the Land to be part of the Premises under the Ground Lease covering Lot 21B Global View in the Rensselaer Polytechnic Institute Technology Park, North Greenbush, New York and to further amend the Ground Lease as hereinafter set forth such that the existing buildings located on Lots 21A and 21B Global View in the Rensselaer Polytechnic Institute Technology Park, North Greenbush, New York, both owned by Tenant will be subject to the terms and provisions of the Ground Lease as amended by this Amendment.

     NOW, THEREFORE, in consideration of the additional Base Rent in the amount of One Million Eight Hundred Three Thousand Three Hundred Sixty and 00/100 U.S. Dollars ($1,803,360.00) in hand paid by Tenant to Landlord, the foregoing recitals and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

  In addition to Lot 21B Global View consisting of 16.192 acres as described in Exhibit "A" as amended, from and after the date hereof, the Premises as defined in Section 1.01 of the Ground Lease shall include the premises known as Lot 21A Global View in the Rensselaer Polytechnic Institute Technology Park, North Greenbush, New York, as more particularly described in Exhibit "A-1" attached hereto.
  The Expiration Date for the Initial Term is revised to June 30, 2053.
  Section 3.01 is hereby amended to include the following words at the end of such section: "provided, however, during the school year beginning in September 2007 and ending in June 2008 (the "2007-2008 School Year"), the Premises may be used by Tenant or any lessee of Tenant as classroom space for the education and training of up to 50 high school students comprising the "Tech Valley High School". The Premises may not be used for classroom space after the 2007-2008 School Year unless Tenant and Landlord mutually agree in writing. Notwithstanding the foregoing, the Premises may be used as administrative office space for the Tech Valley High School at the discretion of Tenant.
  Section 4.01 is amended to include the following: Tenant shall also pay to Landlord, without offset or abatement the sum of $1,803,360.00 as "Additional Base Rent" for the Initial Term of the Lease deemed applicable to the ground leasing of Lot 21A Global View. Such Additional Base Rent is based on a rent of $130,000 per acre and a parcel size of 13.872 +/- acres.
  From and after the date thereof, Improvements shall be deemed to include the building located on Lot 21A Global View.
  The terms and provisions of Section 5.01, 5.03, 5.04 and 5.05 of the Ground Lease are deemed to have been satisfied.
  Tenant shall have the right, but otherwise in accordance with the terms and provisions of Article 22, to mortgage its leasehold interest in the building on Lot 21B and Lot 21B or the building on Lot 21A and Lot 21A under separate financing or jointly, and Landlord agrees to execute such estoppel certificates and recognition agreements as such Leasehold Mortgagee may reasonably require.
  Section 22.04 is hereby amended to add this subparagraph (d). The Landlord shall be a necessary party defendant in any action to foreclose or otherwise enforce a Leasehold Mortgage against the Premises and the Improvements thereon, including but not limited to all buildings, but solely for the purposes of providing Landlord with copies of all of the papers and proceedings in any such action and the right and opportunity, but not the obligation, to redeem for itself, prior to any foreclosure sale, deed in lieu of foreclosure or the like, the Leasehold Mortgage and with any such redemption take an assignment of the Leasehold Mortgage, the Note secured thereby and all other security for such Note. By being made a party defendant to any such action, Landlord's rights in the Premises, the Improvements and under this Lease shall not, in any way, be diminished.
  In all other respects the Ground Lease is hereby ratified and confirmed.

     IN WITNESS WHEREOF the Parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above set forth.

RENSSELAER POLYTECHNIC INSTITUTE

By_/s/ Shirley Ann Jackson__________________
MAPINFO REALTY LLC

By: MAPINFO CORPORATION
Its Sole Member
By_/s/ K. Wayne McDougall__________________

MAPINFO CORPORATION

By_/s/ K. Wayne McDougall_________________

State of New York     )
County of Rensselaer) ss.:

     On the 21st day of December in the year 2006 before me, the undersigned, personally appeared Shirley Ann Jackson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                   ____/s/ Charles F. Carletta__________
                                             Notary Public

State of New York     )
County of Rensselaer) ss.:

     On the 5th day of January in the year 2007 before me, the undersigned, personally appeared K. Wayne McDougall, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                   ___/s/ Matthew P. Hoff___________
                                             Notary Public

State of New York     )
County of Rensselaer) ss.:

     On the 5th day of January in the year 2007 before me, the undersigned, personally appeared K. Wayne McDougall, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                   ___/s/ Matthew P. Hoff_____________
                                        Notary Public

3690-06 Second Amendment/L

10/24/06